UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2016
Telenav, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Telenav, Inc. (the “Company”) was held on November 17, 2016.  The following proposals were submitted to a vote of the stockholders and were approved:
Proposal No. 1 - Election of Directors
The stockholders elected two individuals to serve as Class I directors on the Company's Board of Directors for a term of three years or until their successors are duly elected and qualified, as set forth below:

Nominee	For	Withheld	Broker Non-Votes
Samuel Chen	30,623,454	2,631,363	4,044,051
Wes Cummins	32,293,660	961,157	4,044,051
Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017, as set forth below:

For	Against	Abstain	Broker Non-Votes
37,262,707	35,761	400	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 18, 2016	By: /s/ Loren Hillberg
Name: Loren Hillberg
Title: General Counsel and Secretary